UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 31, 2020

Laredo Oil, Inc.
(Exact Name of Registrant as Specified in Charter) Delaware
(State or Other Jurisdiction of Incorporation)

333-153168	26-2435874
(Commission File Number)	(IRS Employer Identification No.)

2021 Guadalupe Street, Ste. 260 Austin, Texas	78705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 337-1199

110 N. Rubey Drive, Suite 120, Golden, Colorado 80403
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 2.01 is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to a Securities Purchase Agreement dated December 31, 2020 (the “Purchase Agreement”), by and among Laredo Oil, Inc. (“Laredo”), Stranded Oil Resources Corporation (“SORC”), Alleghany Corporation, SORC’s sole stockholder (“Seller”), and SORC Holdings LLC, a wholly-owned subsidiary of Laredo (“Buyer”), Buyer purchased all of the issued and outstanding shares of SORC stock (the “SORC Shares”). The transaction closed on December 31, 2020.

As consideration for the SORC Shares, Buyer paid to Seller $55,000 and Laredo agreed to pay to Seller a revenue royalty of 5.0% of Laredo’s future revenues and net profits relating to oil, gas, gas liquids and all other hydrocarbons, subject to certain adjustments, for a period of seven years after the closing. The Purchase Agreement provides for customary adjustments to the purchase price based on the effective date of December 31, 2020. SORC owns the enhancements to UGD 3.0, an improved version of Laredo’s enhanced oil recovery technique utilized to produce oil from horizontally developed or mature pressure-depleted oil fields. With this acquisition of SORC, Laredo now has exclusive rights to utilize and license that technology worldwide, and has acquired oilfield assets and equipment.

In connection with the transaction, the two senior promissory notes of Laredo held by Seller were consolidated into a single Consolidated, Amended and Restated Senior Promissory Note in the amount of $631,434.00 (which includes all principal and accrued interest through December 31, 2020) (the “Consolidated Note”), which Consolidated Note has a maturity date of June 30, 2022. The Consolidated Note is now secured by a grant to Seller of a security interest in certain oilfield equipment assets of SORC pursuant to a Security Agreement executed at the closing.

Further, pursuant to the Purchase Agreement, Laredo and Seller entered into a Consulting Agreement dated as of December 31, 2020 (the “Consulting Agreement”), pursuant to which Seller agreed to pay an aggregate of approximately $1.245 million during 2021 in consideration of Laredo causing certain individuals, including Mark See, Laredo’s Chief Executive Officer and Chairman, and Chris Lindsey, Laredo’s General Counsel and Secretary, to provide consulting services to Seller (for a period of three years for Mr. See and one year for Mr. Lindsey).

Item 7.01 Regulation FD Disclosure

On January 5, 2021, Laredo issued a press release, attached as Exhibit 99.1, announcing the closing of the purchase of the SORC Shares. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference.

This information set forth in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. Additionally, the submission of this report on Form 8-K in is not deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Pursuant to Item 9.01(a)(4) of Form 8-K, the Company intends to file all financial statements required by this item, if any, by an amendment to this Current Report of Form 8-K to be filed within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

Pursuant to Item 9.01(b)(2) of Form 8-K, the Company intends to file all pro forma financial information required by this item, if any, by an amendment to this Current Report of Form 8-K to be filed within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d) Exhibit

Exhibit 99.1 Press Release of Laredo dated January 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO OIL, INC.

Date: January 7, 2021	By:	/s/ Bradley E. Sparks
Bradley E. Sparks
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of Laredo dated January 5, 2021.

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